UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2025

SKYX PLATFORMS CORP.

(Exact name of Registrant as Specified in its Charter)

Florida	001-41276	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 W. McNab Road

Pompano Beach, Florida 33069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 759-7584

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	SKYX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

SKYX Platforms Corp. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on July 9, 2025, at 11:00 a.m. Eastern Time, at 2855 W. McNab Road, Pompano Beach, Florida 33069. At the Annual Meeting:

1.	Rani R. Kohen, Nancy DiMattia, Gary N. Golden, Efrat L. Greenstein Brayer, Thomas J. Ridge, Dov Shiff, and Leonard J. Sokolow were elected to serve as directors until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

2.	The appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified.

3.	The compensation of the Company’s named executive officers was approved on an advisory, non-binding basis.

The voting results for each such matter were as follows:

1.	Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Rani R. Kohen	25,572,013	468,170	25,930,743
Nancy DiMattia	25,598,146	442,037	25,930,743
Gary N. Golden	25,600,739	439,444	25,930,743
Efrat L. Greenstein Brayer	25,748,594	291,589	25,930,743
Thomas J. Ridge	25,168,784	871,399	25,930,743
Dov Shiff	25,509,225	530,958	25,930,743
Leonard J. Sokolow	25,597,532	442,651	25,930,743

2.	Ratification of M&K CPAS, PLLC as the Company’s Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
51,035,872	860,184	74,870	—

3.	Advisory, Non-Binding Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
25,287,709	660,715	91,759	25,930,743

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYX PLATFORMS CORP.

Date: July 11, 2025	By:	/s/ Leonard J. Sokolow
	Name:	Leonard J. Sokolow
	Title:	Co-Chief Executive Officer